Exhibit 15.1

August 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 11, 2005 on our review of interim financial information of Stratus Properties Inc. for each of the three-month and six-month periods ended June 30, 2005 and 2004 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, is incorporated by reference in the Company’s Registration Statements on Form S-8 (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Yours very truly,

/s/ PricewaterhouseCoopers LLP